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                                                                     EXHIBIT 21

                     SPS TECHNOLOGIES, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

At December 31, 1999, the Company or one of its wholly-owned subsidiaries had, among others, the following subsidiaries:


  The Arnold Engineering Co.
  (an Illinois corporation)                                 100% stock interest

  Cannon-Muskegon Corporation
  (a Michigan corporation)                                  100% stock interest

  Chevron Aerospace Group Limited
  (a United Kingdom corporation)                            100% stock interest

  Flexmag Industries, Inc.
  (an Ohio corporation)                                     100% stock interest

  Greenville Metals, Inc.
  (a Pennsylvania corporation)                              100% stock interest

  Greer Stop Nut, Inc.
  (a Tennessee corporation)                                 100% stock interest

  Howell Penncraft, Inc.
  (a Michigan corporation)                                  100% stock interest

  Lake Erie Design Co., Inc.
  (an Ohio corporation)                                     100% stock interest

  Magnetic Technologies Corporation
  (a Delaware corporation)                                  100% stock interest

  Mecair Aerospace Industries, Inc.
  (a Canadian corporation)                                  100% stock interest

  Metalac S.A. Industria e Comercio                        99.4% stock interest
  (a Brazilian corporation)                  (99.6 % voting, 99.1% non-voting)

  Mohawk Europa, Ltd.
  (an Irish corporation)                                    100% stock interest

  National-Arnold Magnetics Company
  (a California partnership)                           60% partnership interest




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  National Set Screw
  (a Michigan corporation)                                  100% stock interest

  Nevada Bolt & Mfg. Co.
  (a Nevada corporation)                                    100% stock interest

  Postkey Ltd.
  (a United Kingdom corporation)                            100% stock interest

  Precision Fasteners Limited
  (an Indian corporation)                                 22.05% stock interest

  SPS Biao Wu Fasteners Company Limited
  (a Chinese foreign equity joint venture)                   55% stock interest

  SPS International Investment Company
  (a Delaware corporation)                                  100% stock interest

  S.P.S. International Limited
  (an Irish corporation)                                    100% stock interest

  SPS Technologies Limited
  (a United Kingdom corporation)                            100% stock interest

  SPS/Unbrako K.K.
  (a Japanese corporation)                                  100% stock interest

  Standco Canada, Ltd.
  (a Canadian corporation)                                  100% stock interest

  Swift Levick Magnets, Ltd.
  (a United Kingdom corporation)                            100% stock interest

  Terry Machine Company
  (a Michigan corporation)                                  100% stock interest

  Unbrako Mexicana, S.A. de C.V.
  (a Mexican corporation)                                   100% stock interest

  Unbrako Pty. Limited
  (an Australian corporation)                               100% stock interest


The Company files consolidated financial statements which include the above subsidiaries, except for Precision Fasteners Limited and SPS Biao Wu Fasteners Company Limited, as well as subsidiaries which have been omitted from the above list; all such omitted subsidiaries considered in the aggregate as a single subsidiary do not constitute a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act, as amended.